II-VI INCORPORATED



DEFERRED COMPENSATION PLAN




Nonqualified Retirement Plan 7.5A

Effective June 30, 1996



TABLE OF CONTENTS


INTRODUCTION

ARTICLE I     DEFINITIONS

ARTICLE II    PARTICIPATION

ARTICLE III   CONTRIBUTIONS

 Section  3.01 ----- Employer Contributions
 Section  3.02 ----- Allocation

ARTICLE IV  INVESTMENT OF CONTRIBUTIONS

ARTICLE V  BENEFITS

 Section  5.01   ----- Retirement Benefits
 Section  5.02   ----- Death Benefits
 Section  5.03   ----- Disability Benefits
 Section  5.04   ----- Termination Benefits
 Section  5.05   ----- Withdrawal Privileges

ARTICLE VI  DISTRIBUTION OF BENEFITS

 Section  6.01 -----  Automatic Forms of Distribution

ARTICLE VII  GENERAL PROVISIONS

 Section  7.01 ----- Amendments
 Section  7.02 ----- Provisions Relating to the Insurer
                     and Other Parties
 Section  7.03 ----- Employment Status
 Section  7.04 ----- Rights to Plan Assets
 Section  7.05 ----- Nonalienation of Benefits
 Section  7.06 ----- Construction
 Section  7.07 ----- Legal Actions
 Section  7.08 ----- Word Usage

PLAN EXECUTION



INTRODUCTION


The Employer is establishing a nonqualified, defined contribution employees' retirement plan which has been designed as, and is intended to be, an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, and a nonqualified plan under the Internal Revenue Code of 1986, including any later amendments to the Code. The Employer agrees to operate the plan according to the terms, provisions and conditions set forth in this document.

Any funds accumulated for purposes of providing benefits under this plan are fully available to satisfy the claims of the Employer's creditors. Participants have no greater rights with regard to such fund than any other general creditor of the Employer.


ARTICLE I

DEFINITIONS

ACCOUNT means, for a Participant, a bookkeeping account that reflects the amount available for benefits under this Plan. Separate accounting records are kept for those parts of his Account that result from:

 (a) Salary Deferral Contributions.

 (b) Matching Contributions.

 (c) Discretionary Contributions.

A Participant's Account shall be reduced by any distribution of his Account. A Participant's Account will participate in the earnings credited, expenses charged and any appreciation or depreciation of the Investment Fund. His Account is subject to any minimum guarantees applicable under the Group Contract or other investment arrangement.

BENEFICIARY means the person or persons named by a Participant to receive any benefits under this Plan upon the Participant's death.

BENEFIT DATE means, for a Participant, the first day of the first period for which an amount of benefit is payable to him under this Plan. See
Article V - BENEFITS.

CODE means the Internal Revenue Code of 1986, as amended.

COMPENSATION means the total earnings paid or made available to an Employee by the Employer during any specified period.

CONTRIBUTIONS means

Salary Deferral Contributions
Matching Contributions
Discretionary Contributions

as set out in Article III, unless the context clearly indicates otherwise.

ELIGIBLE EMPLOYEE means any Employee of the Employer who is invited to participate in the Plan and who represents a select group of highly-compensated or management employees, as determined by the Employer.

EMPLOYEE means an individual who is employed by the Employer.

EMPLOYER means II-VI INCORPORATED or any subsidiary corporations.

ENTRY DATE means the date an Employee first enters the Plan as an Active Participant. See Article II - PARTICIPATION.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

FISCAL YEAR means the Employer's taxable year. The last day of the Fiscal Year is June 30.

GROUP CONTRACT means the group annuity contract or contracts into which the Trustee enters with the Insurer for the investment of Contributions and the payment of benefits under this Plan. The term Group Contract as it is used in this Plan is deemed to include the plural unless the context clearly indicates otherwise.

Any funds accumulated under the Group Contract are available to the general creditors of the Employer.

INSURER means Principal Mutual Life Insurance Company and any other insurance company or companies named by the Trustee or Employer.

INVESTMENT FUND means the total assets held for the purpose of providing benefits for Participants. These funds result from Contributions made under the Plan.

The Investment Fund is not held for the exclusive benefit of Participants or their Beneficiaries.

MONTHLY DATE means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

PARTICIPANT means an Eligible Employee who is actively participating in the Plan.

PLAN means the nonqualified retirement plan of the Employer set forth in this document, including any later amendments to it.

PLAN ADMINISTRATOR means the person or persons who administer the Plan. The Plan Administrator is the Employer.

PLAN YEAR means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

QUALIFIED PLAN means The II-VI Incorporated Employees Profit Sharing
Plan.

REENTRY DATE means the date a former Participant reenters the Plan.  See
Article II - PARTICIPATION.

RETIREMENT DATE means his retirement date under the Qualified Plan.

TOTALLY AND PERMANENTLY DISABLED means that a Participant is disabled to the extent he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration, pursuant to Code Section 72(m)(7).

TRUST means an agreement of trust between the Employer and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan. The Trust may provide for the investment of all or any portion of the Trust Fund in the Group
Contract.

TRUST FUND means the total funds held under the Trust for the purpose of providing benefits for Participants. These funds result from Contributions made under the Plan which are forwarded to the Trustee to be deposited in the Trust Fund.

TRUSTEE means the trustee or trustees under the Trust. The term Trustee as it is used in this Plan is deemed to include the plural unless the context clearly indicates otherwise.

YEARLY DATE means June 30, 1996, and each following July 1.



ARTICLE II

PARTICIPATION

An Employee shall first become a Participant (begin active participation in the Plan) on the earliest Yearly Date on or after June 30, 1996, on which he is an Eligible Employee. This date is his Entry Date.

A former Participant shall again become a Participant (resume active participation in the Plan) on the date he again performs an hour of service as an Eligible Employee. This date is his Reentry Date.

A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and the value of his Account is zero.



ARTICLE III

CONTRIBUTIONS

SECTION 3.01--EMPLOYER CONTRIBUTIONS.

Employer Contributions for each Plan Year will be equal to the Employer Contributions as described below.

 (a) Salary Deferral Contributions. The amount of each Salary Deferral Contribution for a Participant shall be equal to any percentage of his Compensation for the pay period as elected in his or her deferral agreement. An Employee who is eligible to participate in the Plan may file a deferral agreement with the Employer. The deferral agreement to start Salary Deferral Contributions may be effective on a Participant's Entry Date (Reentry Date, if applicable) or any following Yearly Date. The Participant shall make any change or terminate the deferral agreement by filing a new deferral agreement. A Participant's deferral agreement making a change may be effective on any date a deferral agreement to start Salary Deferral Contributions could be effective. A Participant's deferral agreement to stop Salary Deferral Contributions may be effective on any date.

The deferral agreement must be in writing and effective before the beginning of the pay period in which Salary Deferral Contributions are to start, change or stop.

Salary Deferral Contributions may include contributions the Employee would have made to the Qualified Plan of the Employer under its contribution formula but for the additional restrictions imposed by such plan to meet the qualification requirements of the Internal Revenue Code.

 (b) Matching Contributions. The amount of each Matching Contribution made by the Employer for a Participant shall be equal to a percentage as determined by the Employer, of the Participant's Salary Deferral
Contributions for the pay period.

However, Salary Deferral Contributions in excess of the percentage of Compensation as provided in the Qualified Plan will not be matched.

 (c) Discretionary Contributions. The amount of each Discretionary Contribution made by the Employer for the Participant shall be determined by the Employer.

The Employer Contribution determined above for each person shall be credited to his Account.

SECTION 3.02--ALLOCATION.

The following Contributions for each Plan Year shall be allocated among all eligible persons:

Discretionary Contributions

The eligible persons are all Participants who the Employer determines are eligible for an allocation for the Plan Year. The amount allocated to such a person shall be determined below.

The following Contributions for each Plan Year shall be allocated to each Participant for whom such Contributions were made under the EMPLOYER CONTRIBUTIONS SECTION of Article III:

Salary Deferral Contributions
Matching Contributions

These Contributions shall be allocated when made and credited to the Participant's Account.

Discretionary Contributions are allocated in a manner determined by the Employer.



ARTICLE IV

INVESTMENT OF CONTRIBUTIONS

All Contributions are forwarded by the Employer to the Trustee to be deposited in the Trust Fund.

Investment of Contributions is governed by the provisions of the Trust, the Group Contract and any other funding arrangement in which the Trust Fund is or may be invested. To the extent permitted by the Trust, Group Contract or other funding arrangement, the Participant, with the consent of the Trustee, shall direct the Contributions to any of the accounts available under the Trust or Group Contract and may request the transfer of assets resulting from those Contributions between such accounts. A Participant may not direct the Trustee to invest the Participant's Account in collectibles. To the extent that a Participant does not direct the investment of his Account, such Account shall be invested ratably in the accounts available under the Trust or Group Contract in the same manner as the undirected Accounts of all other Participants. The Accounts of all inactive Participants may be segregated and invested separately from the Accounts of all other Participants.

The Trust Fund shall be valued at current fair market value as of the last day of the last calendar month ending in the Plan Year and, at the discretion of the Trustee, may be valued more frequently. The valuation shall take into consideration investment earnings credited, expenses charged, payments made and changes in the value of the assets held in the Trust Fund. The Account of a Participant shall be credited with its share of the gains and losses of the Trust Fund. That part of a Participant's Account invested in a funding arrangement which establishes an account or accounts for such Participant thereunder shall be credited with the gain or loss from such account or accounts. That part of a Participant's Account which is invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Participant's Account invested in such funding arrangement to the total of the Trust Fund invested in such funding arrangement.



ARTICLE V

BENEFITS

SECTION 5.01--RETIREMENT BENEFITS.

On a Participant's Retirement Date, his Account shall be distributed to him according to the distribution of benefits provisions of Article VI. This date shall be a Participant's Benefit Date.

SECTION 5.02--DEATH BENEFITS.

If a Participant dies before his Retirement Date, his Account shall be distributed according to the distribution of benefits provisions of
Article VI.  This date shall be a Participant's Benefit Date.

SECTION 5.03--DISABILITY BENEFITS.

If a Participant becomes Totally and Permanently Disabled before his Retirement Date, his Account shall be distributed according to the distribution of benefits provisions of Article VI. This date shall be a Participant's Benefit Date.

SECTION 5.04--TERMINATION BENEFITS.

A Participant will receive a distribution of his Account if he ceases to be an Employee before his Retirement Date, provided he has not again become an Employee. This date shall be a Participant's Benefit Date.

SECTION 5.05--WITHDRAWAL PRIVILEGES.

Before he ceases to be an Employee, a Participant may withdraw up to 90% of the value of his Account in the event of an unforeseeable emergency. The Participant's request for a withdrawal shall include his statement that such an unforeseeable emergency exists and explain its nature. To qualify as an unforeseeable emergency withdrawal, it must be determined that the amount of the withdrawal is to meet a severe financial hardship to the Participant and the amount of the withdrawal is not reasonably available from other resources of the Participant. Examples of severe financial hardship may include a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Plan Administrator will establish uniform, nondiscriminatory guidelines to use in determining if such a condition of undue financial hardship exists. The Plan Administrator's determination shall be final. The Participant has no legal or equitable right to such a withdrawal.

A request for withdrawal shall be in writing on a form furnished for that purpose and delivered to the Plan Administrator before the withdrawal is to occur.

Any Participant who chooses to exercise this option shall not be allowed to make Salary Deferral Contributions to this Plan for a period of one year from the time such withdrawal is received by the Participant.


ARTICLE VI

DISTRIBUTION OF BENEFITS

SECTION 6.01--AUTOMATIC FORMS OF DISTRIBUTION.

The automatic form of benefit payable to or on behalf of a Participant is determined as follows:

 (a) The automatic form of benefit shall be a series of installments for any period of whole months which is not less than 24 nor more than 360 as chosen by the Participant to begin at any time on or after his Benefit Date, provided that beginning with the year in which the Participant turns age 70 1/2, a minimum payment each year shall apply. The minimum payment will be based on a period equal to the joint and last survivor expectancy of the Participant and the Participant's spouse, if any, where the joint and last survivor expectancy is recalculated. The balance of the Participant's Account, if any, will be payable on the Participant's death to his Beneficiary in a single sum. The election must be made prior to the Participant's Benefit Date.

 (b) The automatic form of death benefit shall be a single sum payment to the Participant's Beneficiary.


ARTICLE VII

GENERAL PROVISIONS

SECTION 7.01--AMENDMENTS.

The Employer may amend this Plan at any time, including any remedial retroactive changes (within the specified period of time as may be determined by Internal Revenue Service regulations) to comply with the requirements of any law or regulation issued by any governmental agency to which the Employer is subject.

SECTION 7.02--PROVISIONS RELATING TO THE INSURER
              AND OTHER PARTIES.

The obligations of an Insurer shall be governed solely by the provisions of the Group Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Group Contract. See the CONSTRUCTION SECTION of this article.

Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee.

Such Insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Employer, the Plan Administrator or the Trustee have the authority to act in any particular manner or to make any contract or agreement.

Until notice of any amendment or termination of this Plan or a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

SECTION 7.03--EMPLOYMENT STATUS.

Nothing contained in this Plan gives an Employee the right to be retained in the Employer's employ or to interfere with the Employer's right to discharge any Employee.

SECTION 7.04--RIGHTS TO PLAN ASSETS.

No Employee shall have any right to or interest in any assets of the Plan upon termination of his employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee in accordance with Plan provisions.

Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries or spouse of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Plan Administrator, the Trustee, the Insurer, and the Employer arising under or by virtue of the Plan.

SECTION 7.05--NONALIENATION OF BENEFITS.

Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary or spouse. A Participant, Beneficiary or spouse does not have any rights to alienate, anticipate, commute, pledge, encumber or assign any of such benefits. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in ERISA Act Section 206(d), or any domestic relations order entered before January 1, 1985.

SECTION 7.06--CONSTRUCTION.

The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

In the event of any conflict between the provisions of the Plan and the terms of any contract or policy issued hereunder, the provisions of the Plan control the operation and administration of the Plan.

SECTION 7.07--LEGAL ACTIONS.

The Plan, the Plan Administrator and the Trustee are the necessary parties to any action or proceeding involving the assets held with respect to the Plan or administration of the Plan or Trust. No person employed by the Employer, no Participant, former Participant or their Beneficiaries or any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

SECTION 7.08--WORD USAGE.

The masculine gender, where used in this Plan, shall include the feminine gender and the singular words as used in this Plan may include the plural, unless the context indicates otherwise.



By executing this Plan, the Primary Employer acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan's legal and tax implications.


Executed this 29th day of June, 1996.


II-VI INCORPORATED


By:  /s/ Francis J. Kramer
   President & Chief Operating Officer